                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         DATE OF REPORT: MAY 3, 1994



                             JEFFERIES GROUP, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

        DELAWARE                          0-11669                      95-2848406
(STATE OF INCORPORATION)      (COMMISSION FILE NUMBER)      (IRS EMPLOYER IDENTIFICATION NO.)

                          11100 SANTA MONICA BOULEVARD
                         LOS ANGELES, CALIFORNIA 90025
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)

                 REGISTRANT'S TELEPHONE NUMBER: (310) 445-1199

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ITEM 5.  OTHER EVENTS.

     Attached to this filing is a copy of the Registrant's press release, dated April 28, 1994, announcing the issuance of $50 million principal amount of 8.875% Senior Notes Due May 1, 2004.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by its behalf by the undersigned, thereunto duly authorized.

Dated: May 3, 1994                     JEFFERIES GROUP, INC.


                                          By:       /s/  JERRY M. CLUCK
                                             ---------------------------------
                                                       Jerry M. Gluck
                                               Secretary and General Counsel
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                       [JEFFERIES GROUP, INC. LETTERHEAD]


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Press Release                           Contact:  Frank E. Baxter, Chairman
For Immediate Release                             and Chief Executive Officer
                                                  (310) 914-1133
                                                  Alan D. Browning
                                                  Chief Financial Officer
                                                  (310) 914-1188


                 JEFFERIES GROUP, INC. ANNOUNCES DEBT ISSUANCE

Los Angeles -- April 28, 1994 -- Jefferies Group, Inc. (NASDAQ: JEFG) announced today the issuance of $50 million principal amount of 8.875% Senior Notes due May 1, 2004. The net proceeds to the company are $49.3 million. The notes are rated BBB- by Standard & Poor's Corporation and were placed privately by Jefferies Group's principal subsidiary, Jefferies & Company, Inc.